Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

ClearPoint Neuro, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	(1)	Other	1,312,570	$15.13	$19,859,184.10	0.0001381	$2,742.55

Total Offering Amounts:							$19,859,184.10		2,742.55
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$2,742.55

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Offering Note(s)

(1)	The shares of common stock will be offered for resale by the selling stockholders pursuant to the prospectus contained herein. The 1,312,570 shares of common stock are comprised of (i) 1,109,401 shares issued or issuable to the selling stockholders in connection with the closing of a merger; (ii) up to 14,866 shares of common stock that may be issued to the selling stockholders to the extent such shares are not cancelled to satisfy amounts owed by the selling stockholders in respect of post-closing adjustments; and (iii) up to 188,303 shares of common stock that may be issued to the selling stockholders to the extent such shares are not cancelled to satisfy the indemnification obligations of the selling stockholders under the merger agreement pursuant to which the merger was consummated. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such indeterminate additional number of shares of common stock issuable upon stock splits, stock dividends, or other distribution, recapitalization or similar events with respect to the shares of common stock being registered pursuant to this registration statement.

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the common stock as reported on The Nasdaq Capital Market on January 12, 2026, which date is within five business days prior to the filing of this registration statement.